UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sounds Parkway, Suite 300 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2022, Greenlane Holdings, Inc. (the “Company” or “Greenlane”) announced certain preliminary unaudited financial results for the quarter ended September 30, 2022.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Preliminary Results

The preliminary estimated and unaudited financial data announced by the Company on October 25, 2022 are provided below.

On a preliminary (unaudited) basis, the Company anticipates:

•	Net revenue of between approximately $27.7 million and $29.7 million for the three months ended September 30, 2022
•	Impairment to goodwill and intangible indefinite assets of between approximately $65.7 million and $67.7 million
•	Total cash balance as of September 30, 2022 of approximately $10.1 million, of which $2.2 million is subject to certain restrictions

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months ended September 30, 2022. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided. Greenlane’s independent registered public accounting firm, Marcum LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s third quarter 2022 results when such results are disclosed in Greenlane’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022.

Vendor Payment Plan

On October 13, 2022, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with a third-party vendor (the “Vendor”) for the repayment of approximately USD$1.6 million and approximately CAD$0.3 million in liabilities (collectively, the “Remaining Liabilities”) due to the Vendor relating to previously purchased inventory. As previously disclosed and in connection with the Company’s ongoing discussions with the Vendor, on July 18, 2022, the Company paid $1.0 million of the approximately $6.0 million balance due to the Vendor in cash and during the period of July 26, 2022 through July 31, 2022, returned approximately $1.3 million in inventory to the Vendor, which was accepted by the Vendor and was credited against the remaining outstanding balance owed by the Company to the Vendor. The Settlement Agreement provides for a payment plan pursuant to which the Company has agreed to repay the Remaining Liabilities in weekly installments commencing on October 14, 2022. Pursuant to the terms of the Settlement Agreement, the Remaining Liabilities will be repaid in full on December 9, 2022.

Forward Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: October 25, 2022	By:	/s/ Darshan Dahya
Darshan Dahya
Chief Accounting Officer